Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-108835 and 333-166788) and the Registration Statement on Form S-3 (File No. 333-166878) of CNO Financial Group, Inc. of our reports dated February 24, 2011 relating to the consolidated financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
February 24, 2011